Exhibit 10.8
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT (INDICATED
BY ASTERISKS) HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES
AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT.
THIRD AMENDMENT TO SUPPLEMENT ONE TO THE PROFESSIONAL
DETAILING SERVICES AGREEMENT
THIS THIRD AMENDMENT TO SUPPLEMENT ONE TO THE PROFESSIONAL DETAILING SERVICES AGREEMENT (“Third Amendment”), is hereby made and entered into this 1st day of November, 2011, by and between SOMAXON PHARMACEUTICALS, INC., a Delaware corporation (“Client”), and PUBLICIS TOUCHPOINT SOLUTIONS, INC. (“Publicis”). Client and Publicis being hereinafter collectively referred to as the “Parties”.
R E C I T A L S
WHEREAS, the Parties entered into that certain Professional Detailing Services Agreement dated July 14, 2010 (the “Agreement”);
WHEREAS, the Parties entered into that certain Supplement One to the Agreement also dated July 14, 2010, amended and restated as of February 7, 2011, and amended as of March 22, 2011 (the “Supplement”);
WHEREAS, the Parties now desire to further amend Supplement One to the Agreement pursuant to the terms and conditions as set forth herein.
NOW, THEREFORE, in consideration of the above recitals, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby understand and agree as follows:
1. All terms used herein shall have the same meaning as ascribed to them in the Agreement. To the extent any term or provision of this Third Amendment conflicts with any term or provision of the Agreement or Supplement One, the terms and provisions of the Third Amendment shall prevail.
2. The Year One Terms and Program Costs of Supplement One shall continue for twenty-six (26) Sales Representatives, 1 Regional Field Coordinator, and 1 National Business Director for a two -month period (November and December) through December 31, 2011, excluding start up costs as presented in Schedule A attached with monthly fees at ***. During this period no portion of the management fee will be placed at risk. An estimated 94 Sales Representatives will be terminated on November 2, 2011 and will be paid through November 16, 2011. The cost of

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the final pay period for the terminated representative will solely be the responsibility of Somaxon and is estimated to be *** which also includes the cost to return the equipment currently in the representative possession. Publicis will not be responsible for any unrecovered equipment.
3. Notwithstanding anything to the contrary in the Professional Detailing Services Agreement or in any Supplement, the Parties expressly agree that Somaxon shall be solely responsible for any bonuses due employees transferred to it and shall fully indemnify Publicis against any claims related to compensation by any such transferred employee.
4. In all other respects, the terms and conditions of the Agreement and Supplement One shall remain unchanged and in full force and effect.
5. Fleet
(a) The Program as outlined in this Supplement assumes fleet vehicles that will be utilized by Client for the Program over a two year period. Client has financial responsibility for the book value (remainder of lease) on those vehicles that are turned in before they have been fully depreciated and any of the following costs that apply: pick-up, storage, detailing, maintenance and repair and transportation. Should PSS be able to redeploy some or all of the vehicles to another program, Client has financial responsibility for any period that remains until the vehicles have been reassigned, or for any vehicles that have not been reassigned.
Client has financial responsibility for all remarketing costs as a result of vehicle mileage or other reasons, in each case as approved by Client in advance, including but not limited to (as applicable) fleet provider administrative fees, difference between the proceeds of the sale of the original vehicle and its book value, and incremental amortization due to increased value of new vehicles. Remarketing costs will be communicated to Client as they arise and will be outlined in a Project Estimate.
(b) At termination or upon conversion, Client assumes financial responsibility for the remaining leased car payments (to include rental, interest, depreciation), maintenance programs fees, motor vehicle record check fees, maintenance costs, miscellaneous costs (title, registration, new car carry charges, registration renewals, delivery charges due to territory realignments or changes in driver’s address.) Publicis will make reasonable efforts to cancel any services provided by their third party fleet provider in support of the fleet vehicles.
(c) During the term of this Supplement, Client assumes financial responsibility for all bridge rental costs approved by Client in advance in writing.
6. In all other respects, the terms and conditions of the Agreement and Supplement One shall remain unchanged and in full force and effect.

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IN WITNESS WHEREOF, the Parties hereto have executed this Third Amendment to be effective as specifically set forth herein.

SOMAXON PHARMACEUTICALS, INC.		PUBLICIS TOUCHPOINT SOLUTIONS, INC.

By:	/s/ Tran Nguyen	By:	/s/ Al Pavucek, Jr.

Name:	Tran Nguyen	Name:	Al Pavucek, Jr.

Title:	CFO	Title:	CFO

Schedule A
***

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.